EXHIBIT 10.29 - 121 INFLIGHT CATERING SERVICES AGREEMENT

MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING, dated October 7, 2014 is between 121 INFLIGHT CATERING LLC, a New York Limited Liability Company, with offices at 2 Dingle Ridge Road, North Salem, NY 10560 ("121 INFLIGHT") and BALTIA AIR LINES, INC., a New York Corporation, with offices at JFK lnt'l Airport, Building 151, Room 361, Jamaica, NY 11430 ("BALTIA").

WHEREAS,121 INFLIGHT is in the business of providing in-flight catering to air carriers;

WHEREAS, BALTIA is assessing its catering options and is interested in seeing what 121 INFLIGHT has to offer;

WHEREAS, 121 INFLIGHT desires to provide its catering service to BALTIA and BALTIA is interested to purchase catering service from 121 INFLIGHT under such premise; and

WHEREAS, BALTIA and 121 INFLIGHT want to have only such business engagement that is mutually gratifying.

NOW,THEREFORE, the parties to this Memorandum of Understanding agree as follows:

TERM AND TERMINATION

The parties understand and agree that this Memorandum of Understanding shall serve as an introductory agreement for BALTIA and 121 INFLIGHT to test their engagement. Provided BALTIA and 121 INFLIGHT have a mutually gratifying experience, a more definitive agreement may be prepared. This agreement commences on October 7, 2014 and will continue for one year, unless terminated earlier by either party by service of a 20-day Notice to Terminate. Any such termination on the part of BALTIA will not affect BALTIA's obligations to pay for services already rendered in accordance with the terms of this Agreement.

HOURS OF OPERATION

121 INFLIGHT represents and agrees that its facilities are capable of operating 24 hours, seven days per week including holidays and that it is available to accept orders and provide the agreed upon services.

PROVISION AND SCOPE OF SERVICE

While this agreement is in effect, 121 INFLIGHT will be the primary catering provider to BALTIA for flights departing from JFK (passengers and crew). However, BALTIA may at its discretion engage restaurant caterers to supplement the service by 121 INFLIGHT (hereinafter referred to as a "Supplemental Restaurant Caterer"), which may or may not be coordinated. In the event that a Supplemental Restaurant Caterer requires that 121 INFLIGHT handle, transport, service or place any food or other item in connection with inflight catering, 121 lnflight shall approve and accept said Supplemental Restaurant Caterer provided that said Supplemental Restaurant Caterer:

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1. adheres to 121 INFLIGHT's standards for flight security, food safety and food quality;

2. fully complies with any and all of the rules, regulations and requirements of any governmental agency having jurisdiction over the inflight services provided; and

3. holds 121 INFLIGHT harmless against any and all claims in connection with flight security, food safety and quality, compliance with governmental rules, regulations and requirements and all other claims in connection with the items provided by said Supplemental Restaurant Caterer.

The service to be provided by 121 INFLIGHT hereunder shall include the handling, transport, service or placement of any food or other item in connection with inflight catering provided by said Supplemental Restaurant Caterer and 121 INFLIGHT shall charge for same in accordance with the terms set forth in Addendum A annexed hereto.

In the event that BALTIA desires 121 INFLIGHT to provide a service or item during the term hereof that is not currently set forth in Addendum A, 121 INFLIGHT will make a reasonable attempt to provide such service or item to BALTIA at a competitive price.

121 INFLIGHT will attempt to satisfy increasing catering volume as BALTIA's schedule increases.

121 INFLIGHT may not subcontract the service to its affiliates or other first-class catering service provider, without an authorization from BALTIA.

During the term of this Agreement, 121 INFLIGHT may provide similar services to another party, except that 121 INFLIGHT shall not provide to other parties those unique service items that are commissioned specifically by BALTIA for its use, nor can 121 INFLIGHT disclose to other parties the specifics of BALTIA's service standards, or contacts of supplementing restaurants which BALTIA may engage, if any.

PRICING

Pricing for service hereunder shall be in accordance with the pricing set forth in Addendum A Annexed hereto. The parties may modify the pricing herein only by mutual agreement.

FLIGHT CANCELLATION

In the event BALTIA cancels a scheduled flight, 121 INFLIGHT will not invoice BALTIA for the catering service ordered for that flight provided BALTIA notifies 121 INFLIGHT in writing, by email or by personal delivery, of such cancellation at least twelve (12) hours prior to the scheduled departure of the flight,.

PAYMENT

121 INFLIGHT shall invoice BALTIA immediately upon delivery provided herein. BALTIA agrees to pay such invoices within fourteen (14) days of the original date of said invoices. Unpaid invoices shall accrue interest at rate of 1.5% per month from the due date and, should there be past due invoices, BALTIA agrees to bear the costs of collection of unpaid invoices, including but not limited to reasonable attorney's fees. BALTIA shall supply 121 INFLIGHT with a deposit paid by either a check drawn on a New

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York State bank or by a domestic wire in the amount of FIFTEEN THOUSAND (US$15,000.00) within two (2) weeks prior to the start of scheduled service hereunder as security for payment by BALTIA in accordance with the terms herein. BALTIA hereby agrees and authorizes 121 INFLIGHT to charge against such security or any other security provided for herein or by any other agreement between the parties without notice in the event BALTIA fails to pay any invoice or other charge within the time period set forth herein. In the event that 121 INFLIGHT charges against such security in accordance with the terms hereof then BALTIA shall, within three (3) business days of notification by 121 INFLIGHT of such charge, replenish such security so that, at all times during the term of this Agreement, there shall be held by 121 INFLIGHT the deposit required hereinabove.

LINE ITEM DISPUTES

In the event BALTIA disputes any item on an invoice (the "Line Item Discrepancy"). BALTIA will pay the balance of the invoice and notify 121 INFLIGHTin writing of such dispute within 10 days of the receipt of the invoice and such written notice shall specifically identity the terms in dispute. A failure by BALTIA to provide such written notice within 10 days of receipt of an invoice will constitute a waiver of any Line Item Discrepancy with respect to such invoice. The parties shall resolve any such Line Item Discrepancies identified by BALTIA within 10 days of notification of discrepancy. In the event such Line Item Discrepancies cannot be resolved within such time period, then 121 INFLIGHT reserves the right to do either or both of the following in its sole discretion: a) immediately suspend services pursuant to this agreement; and/or b) cancel this agreement by written notice given in accordance with Paragraph 18 herein below. Nothing herein shall be deemed to limit the right of 12 INFLIGHT to utilize any and all other additional remedies provided by law to satisfy any outstanding obligations hereunder.

REPORTS

121 INFLIGHT agrees to supply BALTIA with monthly reports of all catering services supplied hereby no later than on the fifteenth day of the next month. It is understood that monthly reports are for informational purposes only.

FOOD SAFETY AND QUALITY

121 INFLIGHT agrees to abide by and maintain the health, sanitation and food requirements specified by any U.S. agency having jurisdiction over the service provided herein. Upon report of a food borne incident,such as contamination or illness,121 INFLIGHT's facility may be inspected by any independent entity licenses to provide such inspections in the jurisdiction without notice. If the root cause of food borne illness is found at the 121 INFLIGHT's facility, 121 INFLIGHT will pay costs for inspection. If root cause of food borne illness is not found at 121 INFLIGHT's facility, BALTIA will pay the costs for any such inspection. In addition,121 INFLIGHT agrees to self-disclose within 24 hours of any and all service deviations or confirmed food-borne illnesses reported to 121 INFLIGHT for which 121 INFLIGHT might be responsible.

Under BALTIA's policy regarding food quality, Baltia requires that all ingredients and production used to produce the foods and services herein be of the highest and best quality. For example, only first cold pressed olive oil, quality butter, quality fresh squeezed orange juice (non-reconstituted) and other highest quality items shall be used in the provision of inflight services hereunder. Upon demand,121 INFLIGHT will present the ingredient list to BALTIA for approval. Baltia shall have the right to

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reject any ingredient used or proposed by 121 INFLIGHT and, in the event that 121 INFLIGHT fails or refuses to substitute same with an ingredient having the quality required hereunder, BALTIA may cancel this Agreement in accordance with its terms.

MENUS

121 INFLIGHT agrees to design and make available exclusively to BALTIA via web-link, a passenger catering menu for use by BALTIA customers and/or crew members within thirty days of a written request from BALTIA to do so. This menu will be updated per mutual cooperation by 121 INFLIGHT.

FORCE MAJEURE

Neither party will be responsible for its failure to perform due to causes beyond its reasonable control such as Acts of God,fire, theft, war, riot, embargoes, union strike, or acts of civil or military authorities. If services are to be delayed by Force Majeure events, then 121 INFLIGHT shall immediately notify BALTIA in writing and BALTIA may either extend the time of performance or terminate all or part of the uncompleted portion of services yet to be provided.

GOVERING LAW

This agreement will be governed by the laws of the State of New York. The parties agree that the State of New York,County of New York shall be the venue for any disputes herein.

INSURANCE

Without limiting any liabilities or any other obligations of 121 INFLIGHT, 121 INFLIGHT shall, without expense to BALTIA,maintain at all times during the term of this agreement, with insurers of recognized reputation,responsibility and having at least an A.M. Best rating of an A or better, Comprehensive General Liability insurance against Third Party Bodily Injury or Property Damage, including Products- Completed Operations Liability in an amount, the greater of their current policy limit or not less than $1,000,00 Combined Single Limit each occurrence and $1,000,000 in the General Aggregate with respect to the Products/Completed Operations liability coverage. All insurance requirements shall be evidenced by certificates of insurance, naming BALTIA and its officers, directors, employees and agents as an Additional Insured. 121 INFLIGHT will provide at least 30 days written notice of cancellation or changes adverse to the interests of BALTIA (if available from Insurer.)

COMPLIANCE WITH LAWS AND RULES

121 INFLIGHT will comply with all U.S. federal, state, and local laws and regulation governing the manufacture, transportation, import, export, and/or sale of items and/or the performance of services in the course of this Agreement.

INDEPENDENT CONTRACTOR

In performing service under this Agreement, 121 INFLIGHT (inclusive of subcontractors) is an independent contractor and its personnel and other representatives shall neither act as nor be agents or employees of BALTIA.

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MODIFICATION,WAIVER

No waiver of any breach hereof shall be held to be a waiver of any other or subsequent breach. No modification of this agreement shall be valid unless signed by the parties.

REMEDIES

In the event that either party seeks to enforce any provision of this agreement as and against the other party or in the event of a dispute or default hereunder, then that party shall notify the defaulting party of its breach and provide a 10 day period in which to cure said default In the event the default is not cured within the 10 day period, the defaulting party may be given additional time If it has commenced and diligently pursues the cure. In the event that said default is not cured,either party may commence an action. The parties irrevocably consent to the jurisdiction of the courts of the State of New York.

NOTICES

Notices will be directed as provided below and will be deemed to be duly given: on the day of delivery if delivered by hand or 2 business days after being sent by certified or registered mail (postage pre 0aid and return receipt requested) or one (ll business day after being sent by overnight courier. Notices will be send as follows:

If to BAlTIA AIRLINES, send notices to;

BALTIA AIR LINES,INC.
Building 151, Room 361
JFK International Airport
Jamaica, NY 11430

If to 121 INFLIGHT, send notices to:

121 INFLIGHT CATERING, LLC
Corporate Office
7 Juliano Drive
Oxford, CT 06878
Attn: Michele Savino, Managing Member

IN WITNESS WHEREOF, the parties have executed this Memorandum of Understanding on the date first above written.

BALTIA AIR LINES, INC. By: __/signed/__ IGOR DMITROWSKY President	121 INFLIGHT CATERING LLC By: ___ /signed/___ MICHELE SAVINO Managing Member

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